UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 Date of Report
                        (Date of Earliest Event Reported)
                                April 4, 2005

                          Commission file number 1-7784

                                CENTURYTEL, INC.
             (Exact name of Registrant as specified in its charter)

                  Louisiana                               72-0651161
       (State or other jurisdiction of                   (IRS Employer
       incorporation or organization)                 Identification No.)

  100 CenturyTel Drive, Monroe, Louisiana                    71203
  (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code - (318) 388-9000

                                 * * * * * * * *


Item 8.01     Other Events

     In our Form 8-K report filed on October 28, 2004 and our Form 10-Q report for the quarter ended September 30, 2004, we disclosed our intention to undertake transactions mitigating the dilutive impact of settling our outstanding equity units in stock on their settlement date of May 16, 2005. On January 21, 2005, we filed preliminary consent solicitation materials with the Securities and Exchange Commission describing our plans to solicit consents to permit us to settle our outstanding equity units in cash in lieu of stock. Following conversations with the SEC's staff, we have elected not to pursue our proposed consent solicitation, principally due to the lack of time to restructure the solicitation in a manner that would accommodate comments raised by the SEC's staff. We intend to review alternative transactions designed to mitigate the dilutive impact of issuing stock pursuant to our equity units on May 16, 2005, including possible purchases of equity units and a potential accelerated share repurchase program.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CenturyTel, Inc.

Dated:  April 4, 2005                   By: /s/ Neil A. Sweasy
                                            ______________________
                                            Neil A. Sweasy
                                            Vice President and Controller